UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017 (March 27, 2017)

SITO MOBILE, LTD.
(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (201) 275-0555

N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2017, the Board of Directors (the “Board”) of SITO Mobile, Ltd., a Delaware Corporation (the “Corporation”), approved a form of director’s and officer’s indemnification agreement (the “D&O Indemnification Agreement”). The D&O Indemnification Agreement indemnifies directors and officers who are parties thereto with indemnification rights arising out of, or relating to, their service as directors and officers of the Corporation or where they serve at the request of the Corporation as an officer, director, representative or other agent at another entity. The D&O Indemnification Agreement also provides for the directors and officers who are parties thereto with certain rights to advancement of expenses incurred in defending a proceeding in advance of the disposition of any proceeding for which indemnification rights may be available pursuant to the D&O Indemnification Agreement. Further, the D&O Indemnification Agreement provides for a process for the Board to determine whether an indemnified person is entitled to indemnification in a particular case. The foregoing description of the form of D&O Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of D&O Indemnification Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein in this Item 1.01 in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the Corporation’s form of D&O Indemnification Agreement is incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Form of Director’s and Officer’s Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO Mobile, Ltd.

Date: March 31, 2017	By:	/s/ Richard O’Connell Jr.
	Name:	Richard O’Connell Jr.
	Title:	Interim CEO

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EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	Form of Director’s and Officer’s Indemnification Agreement

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